SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                                  Clark, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                                   CLARK, INC.
                          102 SOUTH WYNSTONE PARK DRIVE
                        NORTH BARRINGTON, ILLINOIS 60010

                                 March 21, 2005

To Our Stockholders:

     The Board of Directors joins me in inviting you to attend the 2005 Annual Meeting of Stockholders to be held on Tuesday, April 26, 2005 at 10:00 a.m. Central Time, at The Ritz-Carlton, 160 East Pearson Street, Chicago, Illinois. Registration will begin at 9:00 a.m. and refreshments will be provided.

     The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the specific business to be conducted. In addition to the business matters, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders. I look forward to discussing our plans for the Company's future at the Annual Meeting, and I hope to see you there.

                                                       Sincerely,

                                                       /s/ Tom Wamberg

                                                       Tom Wamberg
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                                   CLARK, INC.
                          102 SOUTH WYNSTONE PARK DRIVE
                        NORTH BARRINGTON, ILLINOIS 60010

                                 March 21, 2005

                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

The Stockholders of Clark, Inc:

     Notice is hereby given that the 2005 Annual Meeting of Stockholders of Clark, Inc., a Delaware corporation, (the "Company"), will be held on Tuesday, April 26, 2005, at 10:00 a.m. Central Time, at The Ritz-Carlton, 160 East Pearson Street, Chicago, Illinois, for the following purposes:

          (1) To elect three Class I Directors to hold office until the 2008 Annual Meeting and until the respective successor of each is duly elected and qualified;

          (2) To approve the Clark, Inc. Incentive Compensation Plan; and

          (3) To transact such other business as may properly come before the Annual Meeting, including whether or not to adjourn the meeting and any adjournment of the meeting.

     Any action may be taken on these matters at the Annual Meeting on the date specified above or on any later date if the Annual Meeting is adjourned or postponed.

     Your Board of Directors has established the close of business on March 1, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Clark, Inc. Resource Center located at 102 S. Wynstone Park Drive, North Barrington, Illinois for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

         Even if you plan to attend the Annual Meeting in person, please read these proxy materials and cast your vote on the matters that will be presented at the meeting. You have the option of voting your shares by telephone, through the Internet or by mailing the enclosed proxy card. Instructions for our stockholders are described under the caption "How do I vote?" on page 1 of the proxy statement.

         Finally, if you receive more than one of these mailings at the same address, please follow the instructions on page 3 of the proxy statement under the caption "How can I reduce the number of copies of proxy materials sent to my household?"

                                          By Order of the Board of Directors,


                                          /s/ James W. Radosevich

                                          James W. Radosevich
                                          Vice President and Corporate Secretary

                                TABLE OF CONTENTS


                                                                                          PAGE
                                                                                        ---------


INTRODUCTION                                                                                 1
PURPOSE OF THE ANNUAL MEETING                                                                1
ABOUT THE MEETING                                                                            1
BUSINESS MATTERS TO BE VOTED UPON                                                            5
PROPOSAL ONE--ELECTION OF DIRECTORS                                                          5
    Nominees for Election as Class I Directors                                               5
    Continuing Directors                                                                     7
    Directors Continuing In Office--Class II (Term Expires in 2006)                          7
    Directors Continuing In Office--Class III (Term Expires in 2007)                         7
    Committees -- Composition and Meetings of the Board of Directors                         8
    Compensation of Directors                                                               10
PROPOSAL TWO -- APPROVAL OF CLARK, INC. INCENTIVE COMPENSATION PLAN                         11
REPORT OF THE AUDIT COMMITTEE                                                               17
REPORT OF THE COMPENSATION COMMITTEE                                                        18
    Executive Compensation Philosophy                                                       18
OUR EXECUTIVE OFFICERS                                                                      20
    Executive Officers' Biographies                                                         20
    Executive Officer Employment Agreements                                                 20
    Key Executive Life Insurance                                                            22
    Compensation Committee Interlocks and Insider Participation                             22
    Summary Compensation Table                                                              22
    Option Grants in Last Fiscal Year                                                       23
    Aggregated Option Exercises and Year-End Values                                         23
    Equity Compensation Plan Information                                                    24
PERFORMANCE GRAPH                                                                           25
OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                       25
    Section 16(a) Beneficial Ownership Reporting Compliance                                 27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                              27
PRINCIPAL ACCOUNTING FIRM FEES                                                              28
GENERAL INFORMATION                                                                         29
    Annual Report on Form 10-K                                                              29
    Incorporation By Reference                                                              30
    Forward-Looking Statements                                                              30
APPENDIX A--CLARK, INC. INCENTIVE COMPENSATION PLAN                                         A-1

                                   CLARK, INC.
                          102 SOUTH WYNSTONE PARK DRIVE
                        NORTH BARRINGTON, ILLINOIS 60010

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                       2005 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 26, 2005

                                  INTRODUCTION

     Your Board of Directors hereby solicits your proxy on behalf of Clark, Inc. for use at the 2005 Annual Meeting of Stockholders and any continuation of the meeting pursuant to any adjournment thereof. The Annual Meeting will be held at The Ritz-Carlton, 160 East Pearson Street, Chicago, Illinois, on April 26, 2005, at 10:00 a.m. Central Time.

     Our principal executive office is located at 102 South Wynstone Park Drive, North Barrington, Illinois 60010. Our telephone number is (847) 304-5800. We will mail this proxy statement and the accompanying proxy card on or about March 21, 2005. The date of this proxy statement is March 21, 2005.

                          PURPOSE OF THE ANNUAL MEETING

     At the Annual Meeting, the holders of record of shares of our common stock, $.01 par value per share, on March 1, 2005 will be entitled to vote upon the following matters:

          (1) To elect three Class I Directors to hold office until the 2008 Annual Meeting and until the respective successor of each is duly elected and qualified;

          (2) To approve the Clark, Inc. Incentive Compensation Plan; and

          (3) To transact such other business as may properly come before the Annual Meeting, including whether or not to adjourn the meeting and any adjournment of the meeting.

     Your Board of Directors recommends that you vote "FOR" each of the Proposals.

                               ABOUT THE MEETING

     Your shares can be voted at the Annual Meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the Annual Meeting, we encourage you to vote by proxy to assure that your shares will be represented. If you wish to attend the Annual Meeting, please follow the instructions on page 3 under the heading "What do I do if I plan to attend the Annual Meeting?"

1.   WHO IS ENTITLED TO VOTE?

     Only record holders of Clark, Inc. common stock as of the close of business on March 1, 2005 are entitled to vote. On that day, 18,333,732 shares were outstanding and eligible to vote.

2.   WHAT ARE MY VOTING RIGHTS?

     With respect to each proposal, you will be entitled to one vote per share of common stock held as of the record date.

3.   HOW DO I VOTE?

     We offer our registered stockholders three ways to vote, other than attending the Annual Meeting and voting in person:

     o    By mail, using the enclosed proxy card and return envelope;

     o By telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card; and

     o Through the Internet using the control number printed on your proxy card and following the instructions on the proxy card.

     If your shares are held in "street name" (that is, through a broker or other nominee), please check our proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 6:00 p.m. Eastern Standard Time on April 25, 2005.

4.   WHAT DOES IT MEAN TO VOTE BY PROXY?

     It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to Jeffrey W. Lemajeur and James W. Radosevich, the persons named as proxies on the proxy card accompanying this proxy statement. Mr. Lemajeur and Mr. Radosevich were selected by the Board of Directors to serve as proxies. Mr. Lemajeur is the Chief Financial Officer of the Company and Mr. Radosevich is Vice President and Corporate Secretary of the Company. Each executed and returned proxy card will be voted according to the directions indicated on that proxy card. If no direction is indicated, the proxy will be voted according to your Board of Directors' recommendations, which are contained in this proxy statement.

5.   ON WHAT MATTERS AM I BEING ASKED TO VOTE?

     The matters listed above under the caption "Purpose of the Annual Meeting."

6.   WHAT HAPPENS IF OTHER MATTERS ARE RAISED AT THE MEETING?

     The Board of Directors does not intend to present, and has no information that others will present, any business at the Annual Meeting that requires a vote on any other matter other than what is presented in this proxy statement. If any other matter requiring a vote properly comes before the Annual Meeting, the proxy holders will vote the proxies that they hold in accordance with their best judgment, including voting to adjourn the Annual Meeting to another time if a quorum is not present or if they believe that an adjournment is in the Company's best interests.

7.   WHAT IF I SUBMIT A PROXY AND LATER CHANGE MY MIND?

     If you give a proxy, you may revoke it at any time before the shares of common stock it represents are voted. This revocation is effective upon receipt, at any time before the Annual Meeting is called to order, by our corporate secretary of: (i) a written instrument revoking the proxy, or (ii) a duly executed proxy bearing a later date than the preceding proxy. Additionally, you may change or revoke a previously executed proxy by voting in person at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

8.   WHO WILL COUNT THE VOTES?

     The Bank of New York, our transfer agent, will serve as proxy tabulator and count the votes. The results will be certified by the inspector of election.

9.   WHAT CONSTITUTES A QUORUM?

     The presence, in person or by proxy, of stockholders entitled to vote holding a majority of the outstanding shares of our common stock on the record date will constitute a quorum at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting on any or all matters and shares that are "broker non-votes" will be counted in determining whether a quorum is present at the Annual Meeting. A "broker non-vote" occurs when a broker or nominee votes on some matters on the proxy card but not on others because he or she does not have the authority to do so. The election inspectors appointed for the Annual Meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots. Unless a quorum is present at the Annual Meeting, no action may be taken at the meeting except an adjournment until a later time.

10.  WHAT IS THE REQUIRED VOTE FOR EACH PROPOSAL?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting, in person or by proxy, is required for the election of Directors. Accordingly, proxies marked "WITHHOLD AUTHORITY" and broker non-votes will not be voted and will not affect the outcome.

     Incentive Compensation Plan. The affirmative vote of a majority of the votes represented, in person or by proxy, and cast at the meeting is required to approve the proposal. Accordingly, proxies marked "ABSTAIN", and shares not voted by stockholders of record present or represented at the Annual Meeting and entitled to vote, will have the same effect as a vote cast "AGAINST" the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners, and shares for which authority to vote is withheld, will have no effect on the outcome. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted "FOR" this proposal and the adoption of the Plan unless otherwise instructed by the stockholders.

     Other Items. The affirmative vote of a majority of the votes represented, in person or by proxy, and cast at the meeting is required for the approval of the other proposals listed on the proxy. Accordingly, proxies marked "ABSTAIN" and broker non-votes will not be voted and will not affect the outcome.

11.  HOW ARE PROXIES SOLICITED AND HOW MUCH DID THE PROXY SOLICITATION COST?

     In addition to solicitation by mail, proxies may be solicited electronically, by telephone, telegraph, or personally, by certain officers and other employees of the Company and its practices without extra compensation. The proxy materials are being mailed to those stockholders of record at the close of business on March 1, 2005. The Company will bear the cost of preparing, assembling, and mailing the proxy materials and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company has retained Morrow &, Co., Inc. to assist in the distribution and solicitation of proxies. The Company has agreed to pay Morrow, Inc. a fee of $5,500 plus expenses for these services.

12.  WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING DUE?

     The Board of Directors will provide for the presentation of your proposals at the 2006 Annual Meeting, provided that such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission regarding stockholder proposals, and our bylaws, a copy of which is available upon written request addressed to the Secretary of the Company at the Company's principal executive offices. To be considered for inclusion in our proxy statement for the 2006 Annual Meeting, stockholder proposals must be received at our principal executive office no later than November 21, 2005.

     Additionally, if a proponent of a stockholder proposal at the 2006 Annual Meeting fails to provide notice of his intent to make a proposal by personal delivery or mail to the Company on or before November 21, 2005 (or by an earlier or later date, if such date is established by amendment to the Company's By-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.

13.  WHAT DO I DO IF I PLAN TO ATTEND THE ANNUAL MEETING?

     The Annual Meeting will take place at The Ritz-Carlton, 160 East Pearson Street, Chicago, Illinois. If you plan to attend the Annual Meeting, simply indicate your intention by marking the designated box on the proxy card, or by following the instructions provided when you vote via the Internet or by telephone.

14.  HOW CAN I REDUCE THE NUMBER OF COPIES OF PROXY MATERIALS SENT TO MY
     HOUSEHOLD?

     If you received more than one copy of this proxy statement and the 2004 Annual Report on Form 10-K at the same address and you wish to reduce the number you receive, we will discontinue the mailing of the proxy materials and annual report on the accounts you select. Mark the designated box on the appropriate proxy card(s) or follow the instructions provided when you vote through the Internet or by telephone. You may continue to receive at least one proxy and annual report. For this reason, please do not mark the box on all of your proxy cards or make this selection for all of your accounts when voting through the Internet or by telephone.

15. HOW CAN I OBTAIN ELECTRONIC ACCESS TO THE PROXY MATERIALS, INSTEAD OF RECEIVING MAILED COPIES?

     If you wish to view future proxy materials and annual reports through the Internet instead of receiving copies in the mail, mark the designated box on the appropriate proxy card(s) or follow the instructions provided when you vote through the Internet or by telephone. If you select electronic delivery, we will discontinue mailing the proxy materials and annual reports to you beginning next year and will send you an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report.

                        BUSINESS MATTERS TO BE VOTED UPON

                                 PROPOSAL ONE --

                              ELECTION OF DIRECTORS

     The Board of Directors currently consists of seven members and is divided, as nearly equal in number as possible, into three classes, categorized as Class I, Class II and Class III. Each year, the Directors in one of the three classes are elected to serve a three-year term. The Directors also serve as Directors of our subsidiary, Clark Consulting, Inc.

     Steven F. Piaker, who currently serves as a Class I Director, notified the Company in February 2005 of his decision not to stand for re-election at our 2005 Annual Stockholders Meeting. Robert E. Long, Jr., who currently serves as a Class I Director, notified the Company in March 2005 of his decision not to stand for re-election at our 2005 Annual Stockholders Meeting. On February 15, 2005, upon the recommendation of the Nominating and Corporate Governance Committee, Thomas M. Pyra, the Company's current Chief Operating Officer, was appointed to the Board as a Class II director filling the vacancy created by the resignation of Bill Archer that occurred in November 2004.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

     The Board of Directors has nominated the following persons for election:

NAME                                              AGE            POSITION           DIRECTOR CLASS
------------------------------------------     ---------     -----------------     ----------------
George D. Dalton                                  77             Director              Class I
Kenneth A. Guenther                               69             Director              Class I
Richard C. Lappin                                 60             Director              Class I

     George D. Dalton, age 77, has served as a Director and a member of the Compensation Committee of our Board of Directors since October 1998 of which he is Chairman, a member of the Audit Committee since January 2000 and a member of the Nominating and Corporate Governance Committee since January 2004. His current term as a Director expires at the 2005 Annual Meeting of Stockholders. Mr. Dalton was a Director of Fiserv Inc., a public company engaged in data processing outsourcing, from 1984 to 2000. Mr. Dalton was its Chief Executive Officer from 1984 to 1999. Since August 2000, Mr. Dalton has served as the Chairman and Chief Executive Officer of NOVO1, Inc., a provider of call center and direct marketing services located in Waukesha, WI. He also serves as a Director of Fiduciary Management, Inc., the Milwaukee Public Museum, the Milwaukee School of Engineering Board of Regents and Wisconsin Wireless, Inc.

     Kenneth A. Guenther, age 69, retired in March 2004 as the President and CEO of the Independent Community Bankers of America (ICBA). A position he held from 1979 to 2004. He is now an independent consultant owning and managing Guenther Consulting Services LLC. He also serves on the board of Certegy, Inc. and is vice chairman of The Washington Campus. Prior to joining ICBA, he served as an assistant to the Board of Governors of the Federal Reserve System under chairmen Volker, Miller and Burns. Previously, he had a senior position in the Ford White House from 1974 to 1975, served in the U.S. Treasury Department as a presidential appointee in the Nixon administration and served as a senior staff member for Senator Jacob K. Javits (NY) and as a foreign service officer in the U.S. and overseas. He has also served on the National Advisory Committee of the Small Business Administration. He did his undergraduate work at the University of Rochester and his graduate work at the School of Advanced International Studies of the Johns Hopkins University, the University of Rangoon in Burma, and at the Yale University Graduate School.

     Richard C. Lappin, age 60, was recently the Chairman of the Board of Haynes International, a specialty alloy manufacturer. Prior to that he was Senior Managing Director of the Blackstone Group, L.P. where he was a member of the Private Equity Group from 1998 to 2002. He also helped monitor the operations of Blackstone Capital Partners portfolio companies and evaluated business strategy options. Before joining Blackstone, from 1989 to 1998 he served as President of Farley Industries, which included West-Point Pepperell, Inc., Acme Boot Company, Inc. Tool and Engineering, Inc., Magnus Metals Inc. and Fruit of the Loom, Inc. Since 1999 Mr. Lappin has also served on the Board of Premcor, Inc. and the Board of American Axle & Manufacturing Holdings, Inc. Mr. Lappin holds undergraduate degrees in Psychology, Economics and Management from the University of Detroit.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

CONTINUING DIRECTORS

     The following persons will continue to serve as Directors of the Company after the 2005 Annual Meeting until such time as their respective terms of office expire and until their respective successors are duly elected and qualified.

DIRECTORS CONTINUING IN OFFICE--CLASS II (TERM EXPIRES IN 2006)

     L. William Seidman, age 83, has served as a Director and a member of the Compensation Committee of our Board of Directors since June 1998, a member of the Audit Committee since January 2000 and a member of the Nominating and Corporate Governance Committee, of which he is Chairman, since January 2004. Mr. Seidman's current term as a Director expires at the 2006 Annual Meeting of Stockholders. From September 1997 until July 1998, Mr. Seidman served as a member of our predecessor company's advisory board. Mr. Seidman is the chief commentator on NBC cable network's CNBC and publisher of Bank Director magazine. Mr. Seidman also serves on the boards of Intel Data, Inc., Fiserv, Inc., GMAC Bank, Escrow Bank, Deep Green Bank, Amstone, Inc. and LML Payments. From 1985 to 1991, Mr. Seidman served as the Chairman of the Federal Deposit Insurance Corporation under Presidents Reagan and Bush. He became the Chairman of the Resolution Trust Corporation in 1989 and served in that capacity until 1991. Prior to that, Mr. Seidman served as President Reagan's co-chair of the White House Conference on Productivity, President Ford's Assistant of Economic Affairs and a member of the Arizona Governor's Commission on Interstate Banking. A former dean of Arizona State's College of Business, Mr. Seidman holds an A.B. from Dartmouth (Phi Beta Kappa), an L.L.B. from Harvard Law School and a M.B.A. (with honors) from the University of Michigan.

     Thomas M. Pyra, age 52, was approved by the Board of Directors in February 2005 to replace the vacancy on the board left by Bill Archer, who resigned in November 2004. Mr. Pyra's current term as a Director expires at the 2006 Annual Meeting of Stockholders. Mr. Pyra has filled the role of the Chief Operating Officer for the Company since October 1999 and previously as Chief Financial Officer since July 1998. Prior to joining us, Mr. Pyra served as Vice President and Chief Financial Officer of Geodesic Systems, L.L.C. from April 1997 through July 1998. He also served as Chief Financial Officer for Recompute Corporation from October 1995 until January 1997 and served as Vice President and Controller of Intercraft Company from October 1992 until June 1995. Mr. Pyra received a Bachelor of Science degree in finance and an MBA from DePaul University.

DIRECTORS CONTINUING IN OFFICE--CLASS III (TERM EXPIRES IN 2007)

     Tom Wamberg, age 52, has served as the Chairman of the Board of Directors and a Director since June 1998. Mr. Wamberg's current term as a Director expires at the 2007 Annual Meeting of Stockholders. Mr. Wamberg became our President and Chief Executive Officer in September 1999 in connection with our acquisition of The Wamberg Organization, Inc. Mr. Wamberg served as a Director of our predecessor company from 1988 and served as the Chairman of the Board of our predecessor company from September 1996 until July 1998. Mr. Wamberg, who had been a consultant for us since 1976, was President and Chief Executive Officer of The Wamberg Organization, Inc., an independently operated sales office that marketed our products, until we acquired it in September 1999. Mr. Wamberg also serves on the Board of Trustees of the Cleveland Clinic. Mr. Wamberg graduated from Baldwin-Wallace College with a Bachelor of Arts degree in Finance. Mr. Wamberg was formerly President of the Association for Advanced Life Underwriting.

     Randolph A. Pohlman, age 61, has served as a Director and a member of the Compensation Committee of our Board of Directors since June 1998, a member of the Audit Committee since January 2000, of which he is Chairman; and a member of the Nominating and Corporate Governance Committee since January 2004. Dr. Pohlman also serves in the role of Lead Director for the Board. Dr. Pohlman's current term as a Director expires at the 2007 Annual Meeting of Stockholders. From February 1996 until July 1998, Dr. Pohlman served as a member of our predecessor company's advisory board. Since July 1995, Dr. Pohlman has served as the Dean of the School of Business and Entrepreneurship at Nova Southeastern University in Fort Lauderdale, Florida. From April 1990 to July 1995, Dr. Pohlman served as Director of Human Resources World Wide for Koch Industries. Dr. Pohlman sits on the board of Viragen, Inc. He graduated from Kansas State University with Bachelor of Science and Master of Science degrees in Business Administration and, in addition, earned a Ph.D. in finance and organizational behavior from Oklahoma State University.

COMMITTEES--COMPOSITION AND MEETINGS OF THE BOARD OF DIRECTORS

     Members of our Board of Directors have been appointed to serve on various committees of the Board of Directors. The Board of Directors currently has three standing committees: (1) the Compensation Committee; (2) the Nominating and Corporate Governance Committee; and (3) the Audit Committee.

     Compensation Committee. The Compensation Committee reviews management compensation levels, reviews and approves the Company's goals and objectives, evaluates the performance of the Chief Executive Officer in light of the Company's goals and objectives, determines the compensation of the Chief Executive Officer and provides recommendations to the Board of Directors regarding the compensation of our other executive officers, including bonuses and incentive compensation plans and equity-based compensation plans. The current members of the Compensation Committee are Messrs. Dalton (Chairman), Piaker, Pohlman and Seidman. The Compensation Committee is comprised entirely of independent directors, as defined in the NYSE listing standards as currently in effect.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the "Nominating Committee") identifies and evaluates qualified candidates to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, periodically reviews the composition of the Board of Directors and its committees with respect to the skills and experience represented, develops corporate governance guidelines and oversees the evaluation of management and the Board of Directors. The Nominating Committee was established in January 2004. The current members of the Nominating Committee are Messrs. Seidman (Chairman), Dalton, Piaker and Pohlman. The Nominating Committee is comprised entirely of independent directors, as defined in the NYSE listing standards as currently in effect.

     Audit Committee. The Audit Committee reviews the scope and approach of our annual audit, our annual financial statements and the auditors' report thereon and the auditors' comments relative to the adequacy of our system of internal accounting and financial controls. The Audit Committee also recommends to the Board of Directors the appointment of independent public accountants for the following year. The current members of the Audit Committee are Messrs. Pohlman (Chairman), Dalton, Piaker and Seidman. The Audit Committee is comprised entirely of independent directors, as defined in the NYSE listing standards as currently in effect. The Board of Directors has determined that Mr. Seidman is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Seidman also serves on the audit committee of two other public companies. The Board of Directors has determined that such simultaneous audit committee service would not impair the ability of Mr. Seidman to effectively serve on the audit committee.

     The Board of Directors has adopted a code of business conduct and ethics, a corporate governance policy and a charter for each of the Compensation Committee, Nominating Committee and Audit Committee, which charters are posted under the Investor Relations portion of the Company's website at www.clarkconsulting.com. The foregoing information will also be available in print to any stockholder who requests such information.

     DIRECTOR QUALIFICATIONS

     Our Corporate Governance Policy contains membership criteria for members of our Board of Directors that applies to our Nominating Committee-recommended director nominees. Under these criteria, members of the Board of Directors should have the highest character and integrity and possess significant experience and skills that will benefit the Company. In selecting nominees for the Board of Directors, the Nominating Committee will consider the diversity of experience and background represented on the Board of Directors, the need for particular expertise on the Board of Directors or committees and the desire for directors to work cooperatively to represent the best interests of the Company, its stockholders and employees. Each director should be committed to enhancing stockholder value and should have sufficient time to fulfill their responsibilities and provide insight into the direction of the company. Each director must represent the interests of all stockholders. At least a majority of the Board of Directors must be independent as defined by the NYSE listing standards.

     DIRECTOR INDEPENDENCE

     Of the current directors, Messrs. Dalton, Piaker, Pohlman and Seidman are independent directors, as defined in the NYSE listing standards. The Board of Directors has determined that each independent director does not have a material relationship with the Company (either directly as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such a determination, the Board of Directors applied the standards set forth in our Corporate Governance Policy.

     The Board of Directors have determined that the Director nominees, Kenneth
A. Guenther and Richard C. Lappin, are independent directors as defined in the NYSE listing standards. The Board of Directors has also determined that each director nominee does not have a material relationship with the Company (either directly as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such a determination, the Board of Directors applied the standards set forth in our Corporate Governance Policy.

     STOCKHOLDER DIRECTOR NOMINEES

     The Nominating Committee considers properly submitted stockholder nominations of candidates for membership to the Board of Directors. In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and ability on the Board of Directors and to address the membership criteria set forth above under the caption "Director Qualifications." Any stockholder director nominee recommendations must be received in writing and addressed to the Nominating and Corporate Governance Committee, c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010. To be considered timely, any stockholder director nominee recommendation must set forth:

     o the proposed director nominee's name, qualifications and the reason for such recommendation;

     o the name and address of the stockholder(s) proposing such director nominee;

     o the number of shares of stock of the Company that are beneficially owned by such stockholder(s) proposing the director nominee recommendation; and

     o a description of any financial or other relationship between the stockholder(s) and such nominee or between the nominee and the Company or any of our subsidiaries.

     IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

     The Nominating Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating Committee regularly assesses the appropriate size of our Board of Directors, and whether any vacancies are expected because of retirement or otherwise. In the event that vacancies arise, the Nominating Committee considers various potential candidates for a directorship position. Candidates may come to the attention of the Nominating Committee through current members of our Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated throughout the year by the Nominating Committee. The Nominating Committee considers properly submitted stockholder nominations for candidates to the Board of Directors.

     STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

     Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations department at c/o James W. Radosevich, Vice President and Corporate Secretary at 102 South Wynstone Park Drive, North Barrington, Illinois 60010. However, any stockholder who wishes to communicate directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010.

     EXECUTIVE SESSIONS

     The non-management directors will meet separately at least four times per year, or more frequently if necessary, in regularly scheduled executive sessions without management participation. Non-management directors include all independent directors as well as any other directors who are not officers of the Company, whether or not "independent" by virtue of a material relationship with the Company or otherwise. Mr. Pohlman has been elected by the Board of Directors to serve as its Lead Director.

     Interested parties may communicate directly with the Lead Director or with the non-management directors as a group by sending his or her communication in writing to the Lead Director c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, Illinois 60010.

     BOARD MEETINGS

     During 2004, the Board of Directors met thirteen times, including telephone meetings. In addition, the Compensation Committee met nine times, the Nominating Committee met five times and the Audit Committee met seven times including telephone meetings. Each of the directors of the Company attended at least 75% of the total number of meetings held of the Board and Board committees on which such director served during 2004, except for Mr. Long.

     The policies adopted by the Board of Directors encourage each director to attend our Annual Meeting of Stockholders each year. Generally, the Board holds a board of directors meeting on the same day as the Annual Meeting, which allows the directors to attend the Annual Meeting. All directors attended our 2004 Annual Meeting.

COMPENSATION OF DIRECTORS

     The members of the Board of Directors who are also employees receive no additional compensation for their services as a Director. The Board of Directors has the authority to determine the compensation of the non-employee Directors. The Board of Directors has approved the following non-employee Director compensation package:

     o    non-employee Directors serving their first term as a Director (Kenneth
          A. Guenther and Richard C. Lappin, if elected) will receive $5,000 and 1,000 nonqualified stock options (with a ten-year term) for each quarterly meeting attended;

     o non-employee Directors serving their second term as a Director, and Randy Pohlman, will receive $6,250 and 2,000 nonqualified stock options (with a ten-year term) for each quarterly meeting attended; and

     o non-employee Directors serving their third term as a Director (George Dalton, if re-elected and Bill Seidman) will receive $7,500 and 2,000 nonqualified stock options (with a ten-year term) for each quarterly meeting attended.

     Upon re-election to another term, each non-employee Director will continue to receive an additional 10,000 nonqualified stock options, which vest over three years, with a ten-year term. In addition, the Chairman of the Audit Committee, Compensation Committee and Nominating Committee each receive an additional $1,250 for each quarterly meeting attended, and the Lead Director will receive an additional $2,500 for each quarterly meeting attended.

                                 PROPOSAL TWO --

               APPROVAL OF CLARK, INC. INCENTIVE COMPENSATION PLAN

     On March 11, 2005, subject to stockholder approval, the Company's Board of Directors approved the Clark, Inc. Incentive Compensation Plan (the "Plan"), based upon a recommendation of the Plan by its Compensation Committee.

     The following description sets forth the material terms of the Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan attached as Appendix A to this proxy statement. All capitalized terms that are not defined herein are defined in the Plan.

PURPOSE

     The Plan is intended to promote the success of the Company and its subsidiaries by providing incentives to employees, non-employee directors and consultants of the Company and subsidiaries to put forth maximum efforts to contribute to the growth, profitability and success of the Company and its subsidiaries. The Plan is designed to provide flexibility to the Company and its subsidiaries in their ability to attract and retain the services of highly qualified employees, non-employee directors and consultants and to assist in aligning their interests with those of the Company's stockholders.

ADMINISTRATION

     The Compensation Committee is the Committee of the Board appointed to administer the Plan (the "Committee"). The Committee has broad discretion and authority to, among other things, select the officers, employees, non-employee directors and consultants to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards. The Committee will have full power to administer and interpret the Plan, to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments, and to retain counsel and consultants which it deems necessary or advisable for the administration and operation of the Plan. The Committee may delegate its authority to the Chief Executive Officer or to other officers, provided that such delegation will not extend to action with respect to awards made to "covered employees," as defined in Code
Section 162(m), or to "officers" for purposes of Rule 16b-3 under the Exchange Act.

ELIGIBILITY

     Any officer, employee, non-employee director or consultant of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. As of March 11, 2005 there were approximately 920 employees and five non-employee directors of the Company and its subsidiaries. The selection of participants and the nature and size of the awards is subject to the discretion of the Committee.

SHARES AVAILABLE FOR ISSUANCE

     The Plan provides that the total number of shares of common stock that may be issued pursuant to awards under the Plan during its term shall be equal to the number of shares that remain available for issuance under the 2003 Stock

Option Plan, excluding shares underlying options outstanding as of March 11, 2005, plus any shares underlying options outstanding under the 2003 Stock Option Plan that are not issued because they are subsequently forfeited, expire, lapse, or otherwise become available for issuance under the terms of the 2003 Stock Option Plan. As of March 11, 2005, a total of 1,618,000 shares remained available for grant under the 2003 Stock Option Plan. Therefore, if the Plan is approved, all of the shares will be available for grant under the Plan, representing approximately 8.8% of the Company's outstanding stock as of March 1, 2005. In addition, a total of 382,000 previously granted options are outstanding and unexercised under the 2003 Stock Option Plan. If the Plan is approved by the Company's stockholders, no further grants will be made under the 2003 Stock Option Plan.

     To the extent that shares of common stock subject to an outstanding award under the Plan or the 2003 Stock Option Plan are not issued by reason of expiration, forfeiture or cancellation of such award, by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award, by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the participant, or being exchanged for a grant under the Plan that does not involve common stock, then such shares shall immediately again be available for issuance under the Plan.

     Shares of common stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries shall not reduce the number of shares available to be issued under the Plan.

     All of the shares authorized for issuance under the Plan may be issued pursuant to options which are incentive stock options under the Code. In addition, to comply with Code Section 162(m), the Plan limits to 200,000 the maximum number of shares that may be subject to awards made to any one individual in any one calendar year.

     Common stock issued with respect to awards may be authorized but unissued shares or treasury shares. In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, merger, consolidation, spin-off or large, special and non-recurring cash dividend or other corporate change affecting the common stock, the number of shares of common stock authorized for issuance, available for issuance or covered by any outstanding award and the price per share of any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the Plan.

AWARDS

     A participant in the plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

     The following is a summary of certain types of awards which may be granted under the Plan:

     Stock Options. Stock options may be nonqualified stock options or incentive stock options that comply with Code Section 422. The exercise period for any stock option will be determined by the Committee at the time of grant. The exercise price per share for all shares of common stock issued pursuant to stock options under the Plan may not be less than 100% of the fair market value (as defined in the Plan) of a share of common stock on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. The Plan limits the term of any stock option to 10 years and prohibits repricing of options without stockholder approval.

     Stock Appreciation Rights ("SARs"). SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of common stock on the date the SAR is exercised over the fair market value of a share of common stock on the date the SAR is granted. The payment may be made in shares of common stock having a fair market value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or in a combination.

     Restricted Stock and Restricted Stock Units. An award of restricted stock is an award of shares of common stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. An award of restricted stock units is an award of the right to receive a share of common stock after the expiration of a restricted period determined by the Committee, and any other terms or conditions as the Committee may prescribe.

     Performance Shares and Performance Units. Performance shares and performance units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Committee. Amounts earned under performance share and performance unit awards may be paid in common stock, cash or a combination of both.

     Awards under Deferred Compensation or Similar Plans. Participants may receive the right to receive common stock or a fixed or variable share denominated unit granted under the Plan or any deferred compensation or similar plan established from time to time by the Company.

     Cash and Other Awards. The Committee may grant other types of awards of which may be payable in cash, common stock or a combination thereof, based in whole or in part by reference to common stock or upon the achievement of performance goals or such other terms and conditions as the Committee may prescribe. In addition the Committee may award dividends or dividend equivalent rights as part of or independently of other awards. To comply with Code Section 162(m), the Plan limits to $2,000,000 the annual amount a single participant may earn under any cash-based award. For purposes of this limitation, any award earned over a period greater than one year is deemed to have been earned ratably over the full and partial calendar years in such period.

PERFORMANCE GOALS

     Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to each of the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Covered Employees"). Compensation that qualifies as "other performance-based compensation" is not subject to the $1,000,000 deduction limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards (other than stock options and SARs, which are treated as "other performance-based compensation") as "other performance-based compensation" is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the stockholders of the Company before the incentive compensation is paid.

     For those types of awards under the Plan intended to meet the definition of "other performance-based compensation" the Committee will establish performance goals with respect to an award based upon one or more of the following performance criteria: total stockholder return; earnings; earnings before interest, taxes, depreciation and amortization; earnings per share; net income; revenues; expenses; market share; return on assets; return on equity; fair market value of the stock; improvement of financial ratings or achievement of balance sheet or income statement objectives. These performance goals may be measured for achievement or satisfaction during the period the Committee permits the participant to satisfy or achieve the performance goals and may be in absolute terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on, or adjusted for, other objective goals, events, or occurrences established by the Committee for a performance period. Performance goals may be particular to a line of business, subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions.

     At the end of each performance period for an award to covered employees, the Committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered as a result thereof, provided the Committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the Plan and applicable law.

TERMINATION OF EMPLOYMENT OR SERVICES

     The disposition of each award held by a participant at termination of employment or service as a director or consultant will be as determined by the Committee and set forth in the agreement applicable to such award or in any amendment or modification thereof.

CHANGE IN CONTROL

     Unless otherwise provided by the Committee in the agreement applicable to an award (including any amendment or modification thereof), upon a change in control of the Company, all common stock-based awards shall immediately vest 100% and all performance-based awards shall be immediately payable based upon the extent, as determined by the Committee, to which the performance goals for the performance period then in progress have been met up through the date of the change in control or based on 100% of the value on the date of grant of the performance based award, if such amount is higher.

     In the case of an award that constitutes a deferral of compensation under Section 409A of the Code, any settlement of such an award upon a change in control of the Company shall be subject to Section 409A of the Code and certain limitations on the awards to ensure compliance with Section 409A of the Code (including any requirement for a six-month delay in settlement in the case of a key employee).

OTHER PROVISIONS

     In general, except to the extent provided by the Committee in the specific terms of an award, no award will be assignable or transferable except by will, the laws of descent and distribution.

     The Committee may impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to limitations under applicable securities laws, share ownership or holding period requirements, and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants.

     The Committee may provide that the receipt of payment of cash or the delivery of shares that would otherwise be due to a participant under an award may be deferred at the election of the participant pursuant to an applicable deferral plan established by the Company or a subsidiary.

     The Committee may make awards on terms and conditions other than those described above or in the Plan to comply with the laws and regulations of any foreign jurisdiction or to make the award more effective under such laws or regulations.

EFFECTIVE DATE, AMENDMENT AND TERMINATION

         If approved by the stockholders, the Plan will become effective as of the date of such approval and will remain in effect until all shares subject to the Plan have been purchased and/or acquired according to the provisions of the Plan; provided, however, that no awards may be granted on or after April 26, 2015. The Board of Directors may terminate the Plan at any time and may amend or modify the Plan from time to time provided that no such action will materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by the Company's stockholders, no material amendment or modification under the rules and regulations of the New York Stock Exchange or another national exchange on which the common stock is then listed, or other applicable law, rules or regulations, may be made.

         The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such award as so amended or modified, provided that no amendment or modification shall materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.

FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan. This discussion does not purport to be complete, and does not cover, among other things, foreign, state and local tax treatment.

         Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant's exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

     The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

     Incentive Stock Options. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the plan, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

     If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company.

     If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

     Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of an SAR, the participant will realize ordinary income in an amount equal to the fair market value of the shares of common stock received and the amount of cash received. Shares of common stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

     The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.

     Stock Awards. A recipient of restricted stock, performance shares or any other awards of shares of common stock generally will be subject to tax at ordinary income rates on the fair market value of the common stock at the time the shares have been delivered and are no longer subject to forfeiture. A participant may elect under Section 83(b) of the Code within 30 days of the date of the grant of shares of common stock will have ordinary taxable income on the date of the grant equal to the fair market value of the shares. Upon sale of the restricted stock or performance shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, or if the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant. The tax basis will be equal to the fair market value recognized by the participant as ordinary income. The Company is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

     Restricted Stock Units and Performance Units. A recipient of units will generally be subject to tax at ordinary income rates on the fair market value of any common stock issued or cash paid pursuant to such an award, and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

     Cash and Other Incentive Awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient.

NEW PLAN BENEFITS

     Future benefits under the Plan are not currently determinable. During fiscal year 2004, stock options were granted under the 2003 Stock Option Plan to the Company's named executive officers, as set forth in the table captioned "Option Grants In Last Fiscal Year" below.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO APPROVE THE CLARK, INC. INCENTIVE COMPENSATION PLAN.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors pursuant to a written Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal accounting and financial controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent public accountants the auditors' independence from management and the Company, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence. Finally, the Committee discussed with the independent public accountants the matters required to be discussed by Statements on Auditing Standards No. 61.

     The Committee discussed with the Company's independent public accountants the overall scope and plans for their respective audits. The Committee also reviewed the amount of fees paid to its independent public accountants for audit and non-audit services. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                                   AUDIT COMMITTEE
                                                   Randolph A. Pohlman, Chairman
                                                   George D. Dalton
                                                   Steven F. Piaker
                                                   L. William Seidman

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 2004.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Compensation Committee provides direction to the Company's Board of Directors in maintaining a compensation program that is consistent with the Company's overall compensation philosophy. The compensation philosophy supported by the Compensation Committee recognizes the need to attract and retain high caliber staff to meet the Company's business requirements. In doing so, however, the Compensation Committee is mindful of overall stockholder return and believes that incentive program design and payments should appropriately reflect comparisons with peer company performance.

     The Compensation Committee advises, recommends and approves compensation strategies, policies, and pay levels necessary to support the business. The Compensation Committee determines the remuneration of the Chairman and Chief Executive Officer and, subject to the approval of the Board, other corporate executives.

     For 2004, the Company's executive compensation program consisted of (i) base salary, adjusted from the prior year, (ii) cash bonuses, and (iii) long-term incentives.

     Base Salary. The base salaries of executive officers are established in consideration of a range of factors, including the individual's performance, the responsibilities of the position, competitive practice and the experience of the executive filling the position.

     As reflected in the Summary Compensation Table on page 23, the salary Mr. Wamberg received in 2004 increased by $29,807 for a total of $549,653. In determining Mr. Wamberg's base salary, the Committee considered the Company's financial performance, his individual performance, improvements to the Company's balance sheet as a result of a reduction in debt, his leadership effecting the positive changes in the management of the Executive Benefits Practice, his responsibilities as Chairman and Chief Executive Officer, and his long-term contributions to the success of the Company. The Committee also compared Mr. Wamberg's base salary and total compensation to the base salaries and total compensation of chief executive officers at comparable companies.

     The Committee believes the annual compensation provided to each of the Chairman and Chief Executive Officer and the executive officers, whether pursuant to an employment agreement or otherwise, is commensurate with the responsibilities, experience and performance of such individuals.

     Bonus. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and to motivate executives to achieve these goals. Annual bonus awards are based on our corporate financial performance, including growth in revenue, EBITA and earnings per share, and the contributions of the executive officers.

     Under Mr. Wamberg's leadership, the Company achieved an increase in its free cash flow for fiscal 2004 and an increase in earnings per share over fiscal 2003. In 2004, Mr. Wamberg's bonus represented approximately 61.6% of his salary and resulted in a bonus award of $338,587.

     The Committee believes that the bonuses paid to the Chairman and Chief Executive Officer and the executive officers, whether pursuant to employment agreement or otherwise, is commensurate with our performance and such individual's contribution to such performance.

     Long-Term Incentives. Long-term incentives are provided pursuant to the 2003 Stock Option Plan. The purpose of the 2003 Stock Option Plan is to encourage and enable participants under the plan to acquire and retain a proprietary interest in our Company by ownership of our stock. We believe these long-term incentives align the interests of our executive officers with those of our stockholders.

     In keeping with the Company's commitment to provide a total compensation package that includes at-risk components of pay, the Committee makes decisions regarding appropriate long-term incentive grants for each executive. When determining these awards, the Committee considers the Company's financial performance in the prior year, the executives' levels of responsibility, prior experience, historical award data and compensation practices of competitors.

     The Committee believes the stock options granted to the executive officers, whether pursuant to employment agreements or otherwise, is commensurate with the executive officer's responsibilities, experience and individual performance of such executive officer.

     Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for compensation paid in excess of $1 million to each of a Company's Chief Executive Officer and its four other most highly compensated executive officers, unless, in general, such compensation is performance based, is established by a committee of outside Directors, is objectively determined and the plan or agreement providing for such performance-based compensation is approved by stockholders. It is the Committee's objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives.

                                                      COMPENSATION COMMITTEE
                                                      George D. Dalton, Chairman
                                                      Steven F. Piaker
                                                      Randolph A. Pohlman
                                                      L. William Seidman

                             OUR EXECUTIVE OFFICERS

EXECUTIVE OFFICERS' BIOGRAPHIES

     Below are the biographies for our three most highly compensated executive officers in 2004 who are not identified as a Director or nominee for Director. Many of our executive officers also hold similar offices with our subsidiary, Clark Consulting, Inc. The Board of Directors elects our officers. Each officer holds office until his successor is elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

     James C. Bean, 52, has served as President of our Banking Practice since May 2004. He has served as an Executive Vice President and was formerly Chief Integration Officer since July 2000. From February 1998 through July 2000, he was Chief Operating Officer of our Banking Practice. Prior to joining us, Mr. Bean held leadership positions at Mullin Consulting and Management Compensation Group/Healthcare and has 16 years experience in our industry. He also has experience in sales, international marketing, product management, manufacturing management and human resources in both small private as well as large public corporations. Mr. Bean received a B.A. from the University of Minnesota.

     Leslie N. Brockhurst, 58, became an Executive Vice President in March 2003 when he also became President of our Executive Benefits Practice. He previously served as Managing Director for the Northwest Region in the Executive Benefits Practice, and prior to joining us, he held senior executive positions at McDonnell Douglas and Arizona Public Service, the state's largest investor-owned utility. Mr. Brockhurst received his Bachelor of Science degree in physics and mathematics from Bishop's University in Lennoxville, Quebec, and he received postgraduate degrees in education and business from McGill University in Montreal and Webster University in St. Louis.

     Jeffrey W. Lemajeur, 43, joined us in August of 2003 as Corporate Controller, Chief Accounting Officer and Chief Financial Officer. Previously, Mr. Lemajeur served as Treasurer, Chief Financial Officer and Vice President of Finance for Enesco Group, Inc., a NYSE listed distributor of gift items from January of 1999 through July of 2003. He also served as Chief Financial Officer and Treasurer of Binks Manufacturing Company, an AMEX listed spray equipment manufacturer from October of 1991 through December of 1998. Mr. Lemajeur, a CPA, graduated magna cum laude from the University of Illinois at Champaign-Urbana where he earned a Bachelor of Science Degree in Accounting.

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

     Below is the employment agreement information for our Chief Executive Officer and the four most highly compensated executive officers in 2004.

     Chairman and Chief Executive Officer

     As part of our acquisition of The Wamberg Organization, we entered into an employment agreement with W.T. (Tom) Wamberg, effective as of September 1, 1999, most recently amended on November 1, 2003 (the "Wamberg Agreement"). The Wamberg Agreement is for a term of five years, and the original employment agreement provided for an annual base salary of $260,000 with the salary level at December 31, 2004 of $550,000, which is reviewed annually by the Company's Compensation Committee of the Board of Directors. In addition to this annual base salary, Mr. Wamberg is eligible to receive a bonus of up to 140% of his base salary, which is determined based on Company performance. The Wamberg Agreement contains provisions concerning non-competition, non-solicitation and confidentiality. During the term of the Wamberg Agreement, Mr. Wamberg is to be employed as our Chief Executive Officer, and Mr. Wamberg has agreed to devote substantially all of his business time and attention to this task. If Mr. Wamberg's duties or position differs materially from that of the Chief Executive Officer, upon termination without "cause," or upon a change of control (as such terms are defined in the Wamberg Agreement), Mr. Wamberg may terminate his employment and elect to receive either 12 months salary plus accrued and unpaid benefits or no severance compensation and a waiver of the non-competition and non-solicitation covenants. Mr. Wamberg may also voluntarily terminate the Wamberg Agreement upon 30 days notice without any further obligation.

     Named Executives

     Thomas M. Pyra originally executed an employment agreement with the Company dated July 1, 1998, and most recently executed an agreement on January 1, 2004 (the "Pyra Agreement"). The term of the Pyra Agreement continues for one year and absent notice of termination, is automatically renewed every November 1 for an additional year, such that there is always one year remaining in the term of the Pyra Agreement. The original Pyra Agreement provided for a base salary of $330,000 with the salary level at December 31, 2004 of $525,000, which is reviewed annually by the Company's Chief Executive Officer and the Compensation Committee of the Board of Directors. In addition to this annual base salary, Mr. Pyra is eligible to receive a bonus of up to 150% of his base salary, which is determined based on Company performance. The Pyra Agreement also provides for Mr. Pyra's participation in the Company's incentive and benefit plans as well as a car allowance. Mr. Pyra is subject to non-competition, non-solicitation and confidentiality provisions. The Pyra Agreement may be terminated immediately by the Company for "cause" or by Mr. Pyra for constructive termination, which includes change of control provisions (as such terms are defined in the Pyra Agreement).

     James C. Bean was a party to an employment agreement with the Company dated March 1, 2001 and most recently executed an agreement on May 6, 2004 (the "Bean Agreement"). The term of the Bean Agreement continues for one year and absent notice of termination, is automatically renewed every April 1 for an additional year, such that there is always one year remaining in the term of the Bean Agreement on each April 1. The Bean Agreement provided for a base salary of $230,000 per year with the salary level at December 31, 2004 of $357,500, including discretionary increases. In addition to his annual base salary, Mr. Bean is eligible to receive a target bonus of up to 140% of his base salary, with a guaranteed minimum bonus in 2005. The Bean Agreement also provides for Mr. Bean's participation in the Company's incentive and benefit plans. Mr. Bean is subject to non-competition, non-solicitation and confidentiality provisions. The Bean Agreement may be terminated immediately by the Company for "cause" or by Mr. Bean for constructive termination (as such terms are defined in the Bean Agreement). The Amendment addresses termination provisions due to a change in control (as defined in the Amendment) and related compensation thereto.

     Leslie N. Brockhurst executed an employment agreement with the Company dated March 21, 2003 (the "Brockhurst Agreement"). The Brockhurst Agreement is for a term of one year, with an automatically annual renewal. The original Brockhurst Agreement provided for a base salary of $330,000 with the salary level at December 31, 2004 of $350,000, which is reviewed annually by the Company's Chief Operating Officer and the Compensation Committee of the Board of Directors. Mr. Brockhurst is eligible for an annual bonus opportunity of up to 125% of his annual base salary, which is determined based on Company performance. Upon the signing of the Brockhurst Agreement, Mr. Brockhurst received a 15,000 stock option grant and a 2004 grant of an additional 20,000 stock options. The Brockhurst Agreement also provides for Mr. Brockhurst's participation in the Company's incentive and benefit plans. Mr. Brockhurst is subject to non-competition, non-solicitation and confidentiality provisions.

     Jeffrey W. Lemajeur had an original agreement with the Company dated August 29, 2003 and most recently executed an employment agreement on June 1, 2004 (the "Lemajeur Agreement"). The Lemajeur Agreement is for a term of one year, with an automatically annual renewal. The original agreement provided for a base salary of $175,000 with the salary level at December 31, 2004 of $205,000, which is reviewed annually by the Company's Chief Operating Officer and the Compensation Committee of the Board of Directors. Mr. Lemajeur is eligible for an annual bonus opportunity of up to 75% of his annual base salary, which is determined based on Company performance. In conjunction with his hiring, Mr. Lemajeur received a 10,000 stock option grant. The Lemajeur Agreement also provides for Mr. Lemajeur's participation in the Company's incentive and benefit plans. Mr. Lemajeur is subject to non-competition, non-solicitation and confidentiality provisions.

KEY EXECUTIVE LIFE INSURANCE

     We maintain key man life insurance policies of $50.0 million on our Chairman and Chief Executive Officer and policies ranging from $1.0 to $10.0 million on certain other key executives. As part of our Chairman and Chief Executive Officer's employment agreement, we agree to use the proceeds from the key man life insurance to purchase from the Chairman and Chief Executive Officer's estate up to $20 million of common stock at the closing price on the last trading day immediately preceding his death.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee, as of the date of this proxy statement, is or has been an officer or employee of the Company or any of its subsidiaries.

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation earned during the last three fiscal years with respect to our Chief Executive Officer and our four most highly compensated executive officers in 2004, other than the Chief Executive Officer.


                                                   ANNUAL COMPENSATION                             LONG TERM COMPENSATION
                                       -------------------------------------------------  --------------------------------------
                                                                              OTHER           SECURITIES
                                                                              ANNUAL          UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY($)   BONUS($)(1)  COMPENSATION(2)     OPTIONS(#)(3)    COMPENSATION($)(4)
----------------------------------     ----    ----------   ----------- -----------------    ------------- ---------------------
Tom Wamberg                            2004     $549,653     $338,587       $101,452             100,000          $11,225
  Chairman of the Board,..........     2003      519,846      101,890         66,519              44,000           29,160
  Chief Executive Officer.........     2002      498,077      244,058         36,860                  --           23,000

Thomas M. Pyra                         2004     $498,851     $404,242       $ 37,488             100,000          $19,173
  Chief Operating Officer.........     2003      400,282       78,455         26,363              30,000           21,855
                                       2002      383,519      187,924         20,500                  --           21,855

James C. Bean                          2004     $345,875     $345,875       $     70                  --           $4,037
  Senior Vice President...........     2003      308,520       60,470              0              20,000           21,000
                                       2002      259,885      127,343              0                  --           21,000

Leslie N. Brockhurst                   2004     $345,384     $324,662       $ 20,000              26,750          $11,183
  Senior Vice President...........     2003      255,115      223,226         20,000              15,000           16,385
                                       2002           --           --              0                  --               --

Jeffrey W. Lemajeur(5)                 2004     $183,269     $ 91,268       $      0                  --          $ 4,794
  Chief Financial Officer.........     2003       57,884        6,077              0              10,000              943
                                       2002           --           --              0                  --               --

---------------------------
(1) Bonuses represent incentive compensation, whether under employment agreements entered into with the named executive officers, or otherwise. See "Executive Officer--Employment Agreements" above. Bonuses reflect amounts earned by the named executive officers during the referenced year, even though paid in the following year.
(2) Perquisites that include (1) for Mr. Wamberg's personal use of the Company aircraft and car allowance in the amount of $54,870 and $16,254, respectively; (2) for Mr. Pyra's car allowance of $26,000; (3) for personal use of country clubs and health club dues in the amount of $12,078 for Mr. Wamberg, $1,188 for Mr. Pyra and $70 for Mr. Bean; (4) for Mr. Wamberg and Mr. Pyra's estate planning services of $12,000 and $10,300, respectively; and (5) for a perquisite allowance of $6,250 for Mr. Wamberg and $20,000 for Mr. Brockhurst.
(3) Long Term Compensation represents the number of stock options granted in a given year.
(4) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column for fiscal 2004 include the following: (1) vesting in the Company's Execuflex Benefit Plan in the amount of $6,628 for Mr. Wamberg, $8,970 for Mr. Pyra, $2,286 for Mr. Bean and $2,800 for Mr. Brockhurst; (2) matching contributions by the Company under the Clark, Inc.

                                       22

     401(k) Savings Plan in the amount of $1,955 for Mr. Wamberg, $6,150 for Mr. Pyra, $6,150 for Mr. Brockhurst and $4,434 for Mr. Lemajeur; (3) matching contributions by the Company under the Company's Executive Deferred Compensation plan in the amounts of $2,000 for Mr. Wamberg, $376 for Mr. Pyra, and $509 for Mr. Bean; (4) Taxable long-term disability benefits of $493 for Mr. Wamberg and $2,400 for Mr. Pyra; (5) Imputed income for group life benefits of $149 for Mr. Wamberg, $1,278 for Mr. Pyra; $1,242 for Mr. Bean, $2,232 for Mr. Brockhurst and $360 for Mr. Lemajeur.
(5) Mr. Lemajeur joined the Company in August 2003. Mr. Lemajeur's salary for 2003 reflects his compensation for this partial year of service.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning the options granted to the named executive officers during 2004. The options were granted pursuant to our 2003 Stock Option Plan. No stock appreciation rights were granted during 2003. For additional information on terms of options, see "2003 Stock Option Plan."

                           NUMBER
                             OF
                          SECURITIES     % OF TOTAL                                 POTENTIAL REALIZABLE VALUE
                          UNDERLYING   OPTIONS GRANTED                               AT ASSUMED ANNUAL RATES
                           OPTIONS     TO EMPLOYEES IN    EXERCISE      EXPIRATION   OF STOCK PRICE APPRECIATION
NAME                       GRANTED       FISCAL YEAR      PRICE ($/SH)    DATE        FOR OPTION TERM($)(1)
-----------------------   ----------   ----------------   ------------  ----------  ----------------------------
                                                                                          5%             10%
                                                                                     -------------  ------------
Tom Wamberg............    100,000          37.0%           $19.70       01/29/14      1,238,922      3,139,673
Thomas M. Pyra.........    100,000          37.0%            19.70       01/29/14      1,238,922      3,139,673
James C. Bean..........         --            --                --             --             --             --
Leslie N. Brockhurst...     16,750           6.2%            18.83       01/02/14        202,674        513,615
Leslie N. Brockhurst...     10,000           3.7%            20.30       04/27/14         97,604        247,349
Jeffrey W. Lemajeur....         --            --                --             --             --             --

---------------------------
(1) In accordance with the rules of the SEC, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the assumed rates of stock appreciation of 5.0% and 10.0% compounded annually from the date the respective options were granted to their expiration date and do not reflect our estimates or projections of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock, the option holder's continued employment through the option period, and the date on which the options are exercised.

AGGREGATED OPTION EXERCISES AND YEAR-END VALUES

      The following table sets forth certain information concerning all unexercised options held by the named executive officers as of December 31, 2004.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUE TABLE

                                                                                                         VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT FISCAL
                              SHARES                             AT FISCAL YEAR-END(#)                       YEAR-END(1)
                           ACQUIRED ON         VALUE        -------------------------------      ---------------------------------
NAME                      EXERCISE (#)     REALIZED ($)     EXERCISABLE       UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
----------------------    ------------     ------------     -----------       -------------        -----------       -------------
Tom Wamberg...........         --           $    --           244,000               300             $      0           $   221
Thomas M. Pyra........      5,000            32,600           252,000               300              247,140               221
James C. Bean.........         --                --           119,000             6,300              199,180            24,341
Leslie N. Brockhurst..         --                --            32,750             9,300               18,180            28,453
Jeffrey W. Lemajeur...         --                --             4,000             6,000                4,480             6,720

---------------------------
(1) Value for "in-the-money" options represents the positive spread between the respective exercise prices of outstanding options and the closing price of $15.52 on December 31, 2004.

                                       23

(2) As of December 30, 2004, the Company had approximately 381 thousand unvested underwater (exercise price exceeds the current price) stock options. At the December 30, 2004 Board of Directors Compensation Committee meeting, the Compensation Committee approved fully vesting all underwater stock options ($15.85 or greater exercise price) as of December 30, 2004. No other modifications were made to the stock option plan except for the accelerated vesting. The Company decided to fully vest all underwater options, as there is no perceived value in these options to the employee, little retention ramifications, and to minimize the expense to the Company's consolidated financial statements when it is required to adopt SFAS 123(R) as of July 1, 2005.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information as of December 31, 2004, relating to equity compensation plans of the Company pursuant to which common stock is authorized for issuance:

                                              NUMBER OF                           NUMBER OF SECURITIES
                                            SECURITIES TO     WEIGHTED-AVERAGE     REMAINING AVAILABLE
                                            BE ISSUED UPON        EXERCISE         FOR FUTURE ISSUANCE
                                             EXERCISE OF          PRICE OF             UNDER EQUITY
                                             OUTSTANDING        OUTSTANDING         COMPENSATION PLANS
                                              OPTIONS,            OPTIONS,       (EXCLUDING SECURITIES
                                            WARRANTS AND          WARRANTS             REFLECTED IN
PLAN CATEGORY                                  RIGHTS            AND RIGHTS             COLUMN(A))
--------------------------------------     --------------     ----------------   ---------------------
                                                (a)                  (b)                   (c)
Equity compensation plans approved by
   security holders...................      1,174,239              $16.69                2,518,138

Equity compensation plans not
   approved by security holders.......        263,897*             $15.73                  267,204
                                            ---------              ------                ---------
      Total...........................      1,438,136              $16.51                2,785,342
                                            =========              ======                =========

---------------------------
* includes 31,101 options issued from a pre-IPO plan, which has since been discontinued and cancelled by the Board of Directors.

                               PERFORMANCE GRAPH

     The graph below compares the Company's cumulative total stockholder return from December 31, 1999 through December 31, 2004 with the cumulative total return of the Russell 2000 Index and the Nasdaq Insurance Index for the same period. The performance graph assumes the investment of $100 and the reinvestment of all dividends, if any. The performance graph is not necessarily indicative of future investment performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                  DECEMBER 2004

                                [GRAPH OMITTED]

                                         1999        2000        2001       2002         2003        2004
                                        ------      ------      ------     ------       ------      ------
Clark Inc.                Return %                  -29.56      149.19     -23.70        -0.03      -19.33
                          Cum $         100.00       70.44      175.53     133.94       133.90      108.01


Russell 2000 Index        Return %                   -3.03        2.58     -20.48        47.25       18.33
                          Cum $         100.00       96.97       99.47      79.09       116.47      137.82


NASDAQ Insurance          Return %                   25.58        7.17       0.78        23.56       21.40
                          Cum $         100.00      125.58      134.58     135.63       167.59      203.46

                          OWNERSHIP OF COMMON STOCK BY
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 1, 2005 by:

     o    each person who we know beneficially owns more than 5% of our Common
          Stock;

     o    each of our Directors;

     o    each of our "named" executive officers; and

     o    all Directors and executive officers as a group.

     The term "beneficial ownership" includes shares which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common stock subject to options currently exercisable or exercisable within 60 days, to be beneficially owned and outstanding for the purpose of computing the percentage of beneficial ownership of the person owning such options, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership by any other person.

     Except as otherwise indicated, the address for each stockholder listed is c/o Clark, Inc., 102 South Wynstone Park Drive, North Barrington, IL 60010. To our knowledge, except as otherwise noted, each of the persons listed in this table has voting and investment power with respect to all the shares indicated. Percentage of ownership is based on shares of our common stock outstanding on March 1, 2005 and the stock options that are currently exercisable or exercisable within 60 days.

                                                     AMOUNT OF
                                                   COMMON STOCK       CURRENTLY      TOTAL AMOUNT         TOTAL
                                                   BENEFICIALLY       EXERCISABLE    OF BENEFICIAL      PERCENTAGE
NAME OF BENEFICIAL OWNER                              OWNED            OPTIONS         OWNERSHIP         OWNERSHIP
---------------------------------------------      ------------       -----------    -------------      ----------
Life Investors Insurance Company of America(1)...    2,286,995                 0        2,286,995          12.5%
   4333 Edgewood Road, NE
   Cedar Rapids, Iowa 52499
Tom Wamberg**....................................    1,730,195           244,000        1,974,195          10.8%
Columbia Wanger Asset Management, LP(2)..........    1,809,000                 0        1,809,000           9.9%
   227 West Monroe Street, Suite 3000
   Chicago, Illinois 60606
Dimensional Fund Advisors Inc.(3)................    1,402,258                 0        1,402,258           7.7%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401
Conning Capital Partners V, L.P.(4)..............    1,100,000                 0        1,100,000           6.0%
   CityPlace II, 185 Asylum Street
   Hartford, Connecticut 06103
Robert E. Long, Jr...............................      401,836            15,371          417,207           2.3%
Thomas M. Pyra**.................................       41,900           252,000          293,900           1.6%
James C. Bean....................................          497           119,000          119,497            *
George D. Dalton.................................       11,904            37,943           49,847            *
Randolph A. Pohlman..............................        6,100            52,000           58,100            *
L. William Seidman...............................       15,467            39,540           55,007            *
Steven F. Piaker.................................        4,925            43,444           48,369            *
Leslie N. Brockhurst.............................        2,117            32,750           34,867            *
Jeffrey W. Lemajeur..............................          227             4,000            4,227            *
                                                     ---------           -------        ---------          ----
      Total Directors and Executive
        Officers (10 persons).............           2,215,168           840,048        3,055,216          16.7%
                                                     =========           =======        =========          ====

---------------------------
 *   Less than 1%.
** Denotes a person who serves as a director and who is also a named executive officer.
(1) Based solely on information contained in Schedule 13D, filed with the SEC on December 6, 2002, and the number of shares of our common stock outstanding on March 1, 2005.
(2) Based solely upon information contained in Schedule 13G/A, filed with the SEC on February 11, 2005, and the number of shares of our common stock outstanding on March 1, 2005.
(3) Based solely upon information contained in Schedule 13G, filed with the SEC on February 9, 2005, and the number of shares of our common stock outstanding on March 1, 2005.
(4) Based solely upon the information contained in Schedule 13D, as filed with the SEC on August 18, 2003, and the number of shares of our common stock outstanding on March 1, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company's directors and certain executive officers and certain other beneficial owners of the Company's common stock to periodically file notices of changes in beneficial ownership of common stock with the Securities and Exchange Commission. To the best of the Company's knowledge, based solely on copies of such reports received by it, the Company believes that for 2004 all required filings were timely filed by each of its directors and executive officers, except: (1) a Form 4 filed by Mr. Wamberg reporting an option grant on January 29, 2004 (which was filed on March 3, 2004); and (2) a Form 4 filed by Mr. Pyra reporting an option grant on January 29, 2004 (which was filed on February 26, 2004); and (3) a Form 3 filed by Mr. Brockhurst reporting initial statement of holdings as of January 29, 2004 (which was filed on April 9, 2004); and (4) a Form 4 filed by Mr. Bean reporting the sale of common stock on March 26, 2004 (which was filed on June 4, 2004); and (5) a Form 4 filed by Mr. Chapman reporting the exercise of options on May 31, 2004 (which was filed on June 8, 2004); and (6) a Form 4 filed by Mr. Archer reporting an option grant on April 27, 2004 (which was filed on July 12, 2004); and (7) a Form 4 filed by Mr. Dalton reporting an option grant on April 27, 2004 (which was filed on July 12, 2004); and (8) a Form 4 filed by Mr. Long reporting an option grant on April 27, 2004 (which was filed on July 12, 2004); and (9) a Form 4 filed by Mr. Piaker reporting an option grant on April 27, 2004 (which was filed on July 12, 2004); and (10) a Form 4 filed by Mr. Pohlman reporting an option grant on April 27, 2004 (which was filed on July 12, 2004); and (11) a Form 4 filed by Mr. Seidman reporting an option grant on April 27, 2004 (which was filed on July 12, 2004).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS

     The Company leases 17,783 square feet of office space and hangar space for the corporate aircraft from entities owned by the Company's Chairman and Chief Executive Officer, with base rent of approximately $449 thousand annually. The office space lease expires on February 21, 2009.

     During the first quarter of 2003, the Company paid Randy Pohlman, a member of its Board of Directors, $40 thousand as a referral fee. No additional referral fee arrangements exist with Mr. Pohlman and no future referral fee payments are contemplated.

     The Company employs Mr. Wamberg's two stepsons, Jason French and Chuck French. Jason is a consultant with Pearl Meyer & Partners and Chuck is a consultant with the Executive Benefits Practice. The compensation arrangements for both parties is in line with the compensation received by their company peers. Neither of them reports directly to Mr. Wamberg.

     William Archer, a member of the Company's Board of Directors from February 2001 through November 2004, is a senior policy advisor at PricewaterhouseCoopers LLP. The Company previously engaged PricewaterhouseCoopers LLP to perform various consulting related to the installation of its wide area network and a knowledge management system at one of its compensation consulting practices. In addition, PricewaterhouseCoopers was retained by one of the Company's practices to perform certain legislative work. During 2004, 2003 and 2002, the Company paid approximately $0, $0 and $380 thousand, respectively, to PricewaterhouseCoopers LLP for these services.

     On February 25, 2002, the Company acquired the Federal Policy Group of PricewaterhouseCoopers LLP. The purchase price was $11.0 million before acquisition costs of approximately $28 thousand, consisting of a cash payment at closing of $5.0 million and $6.0 million of contingent payments all of which was earned by December 31, 2003 upon attainment of established performance criteria.

     Robert Long became a member of the Company's Board of Directors in January 2003 as a result of the LongMiller acquisition. He received a substantial amount of the proceeds, including a portion of the Company's asset-backed notes from the Company's November 2002 purchase of LongMiller.

     During the years ended December 31, 2004, 2003 and 2002, the Company received payments of approximately $2.5 million in each year pursuant to an Administrative Services Agreement and Bonus Forfeiture Agreement with an affiliate of AUSA Holding, Inc., one of its principal stockholders.

     In 2003, the Company terminated split dollar policies with four of its officers.

     In 2001, Mr. Wamberg invested $750 thousand in a company of which George Dalton, a member of the Company's Board of Directors is founder and majority stockholder.

     The Company currently employs a financial planner and an administrative assistant who perform certain functions and services for Mr. Wamberg's personal business, in addition to certain services for the Company. Mr. Wamberg reimburses the Company for the salary, benefits, and bonus for these individuals.

ANCILLARY BUSINESS ARRANGEMENTS

     Because of various federal and state licensing restrictions, we market products registered with the SEC and insurance-financed employee benefit programs in the states of Pennsylvania and Texas through a registered broker-dealer, Clark Securities, Inc., with which we have a networking agreement, and insurance agencies, for which we provide almost all services through administration and services agreements. Each of the following insurance agencies -- Clark, Inc. of Pennsylvania and Clark of Texas, Inc. -- provide the entity through which our producers sell certain products and conduct business in such states. In exchange, each of the insurance agencies is a party to an administration and services agreement under which each insurance agency pays us to furnish facilities, services, personnel and assistance, including the following:

     o    performing all bookkeeping and accounting functions;

     o establishing and maintaining all records required by law and generally accepted accounting principles;

     o    furnishing all stationery, forms, and supplies;

     o    providing all necessary clerical and professional staff;

     o providing all computer hardware and software capabilities and facilities;

     o    providing office space, furniture, fixtures, equipment and supplies;

     o assisting in the preparation of reports required by governmental regulatory and supervisory authorities; and

     o    billing and collection of all premiums.

     The charges and fees pursuant to the administration and services agreements are equal to the costs we incur in providing the services, personnel and property, plus an additional amount equal to a certain percentage of the cost. Each insurance agency is solely responsible for its own activities as an insurance producer and for its relationship with the producers or employees in the course and scope of their activities performed on behalf of such agency.

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the Company for professional services provided by Deloitte & Touche LLP for the fiscal years ended December 31, 2004 and 2003, respectively:

                                             2004               2003
                                          ----------        ----------
Audit Fees(1)....................         $1,260,800        $  531,400
Audit Related Fees(2)............             35,525            54,000
Tax Fees(3)......................            172,110           540,706
All Other Fees(4)................                --                 --
                                          ----------        ----------
   Total.........................         $1,468,435        $1,126,106
                                          ==========        ==========

---------------------------
(1)  Fees for audit services in 2004 and 2003 consisted of:
     o    Audit of the Company's annual financial statements
     o    Review of the Company's quarterly financial statements
     o Audit of the annual financial statements of the Company's broker/dealer subsidiary, Clark Securities, Inc.
     o Consent(s) related to Security and Exchange Commission ("SEC") matters 2004 audit fees includes the Internal Controls over Financial Reporting audit.
(2)  Fees for audit-related services in 2003 related to Sarbanes-Oxley Act,
     Section 404 advisory services.
(3) Fees for tax services in 2004 and 2003 consisted of tax compliance and tax planning and advice:
     o Fees for tax compliance services totaled $8,250 and $373,381 in 2004 and 2003, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of:
          o Original and amended federal, state and local income tax return assistance
     o Fees for tax planning and advice services totaled $163,860 and $165,425 in 2004 and 2003, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Such services consisted of:
          o    State and local income tax planning
          o    Merger and acquisition planning
     o Also includes fees of $1,900 for tax planning software purchased in 2003.
(4)  Includes fees for non-audit services not mentioned in the other categories

     In light of dramatic increases in audit fees from our independent public accountants from 2002 to 2004, the Audit Committee of the Board of Directors has determined that, in the best interests of shareholders, the Company will solicit bids for these services for the year ending December 31, 2005. The Company's current independent public accountants, Deloitte and Touche LLP, will be asked to bid for these services. This action is being taken to determine if any cost savings can be achieved and is not the result of any service or quality issues with the current independent public accountants.

PRE-APPROVAL PROCEDURES

     The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent public accountants. Under the policy, pre-approval is generally provided for 12 months unless the Audit Committee specifically provides for a different period, and any pre-approval must be detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also approve particular services on a case by case basis. For each proposed service, the independent accountants must provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

     All of the services provided by the independent public accountants described above were pre-approved by the Audit Committee.

                               GENERAL INFORMATION

ANNUAL REPORT ON FORM 10-K

     Accompanying this proxy statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2004. The Annual Report on Form 10-K does not form any part of the materials for the solicitation of proxies. We will mail additional copies of our Annual Report on Form 10-K to each stockholder or beneficial owner of shares of our common stock without charge upon such person's request to James W. Radosevich, Vice President and Corporate Secretary at our executive offices at 102 South Wynstone Park Drive, North Barrington, Illinois 60010.

INCORPORATION BY REFERENCE

     With respect to any future filings with the Securities and Exchange Commission into which this proxy statement is incorporated by reference, the material under the headings "Report of the Compensation Committee," "Report of the Audit Committee" and "Performance Graph" shall not be incorporated into such future filings.

FORWARD-LOOKING STATEMENTS

     This proxy statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to us. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including risks, uncertainties and assumptions including but not limited to difficulties associated with changes in tax legislation, dependence on key producers and key personnel, our dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks, risks related to significant intangible assets, competitive factors and pricing pressures, dependence on certain insurance companies, changes in legal and regulatory requirements and general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. Such forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions, relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ James W. Radosevich

                                          James W. Radosevich
                                          Vice President and Corporate Secretary

                                   CLARK, INC.

                           INCENTIVE COMPENSATION PLAN

                                TABLE OF CONTENT


                                                                         PAGE
                                                                         ----
PURPOSE OF PLAN                                                           1

TERM OF PLAN                                                              1

STOCKHOLDER APPROVAL                                                      1

ADMINISTRATION                                                            1

ELIGIBILITY AND PARTICIPATION                                             3

SHARES SUBJECT TO PLAN                                                    3

MAXIMUM INDIVIDUAL AWARDS                                                 4

AWARDS                                                                    5

CHANGE IN CONTROL                                                         6

AMENDMENT AND TERMINATION                                                 7

MISCELLANEOUS                                                             7

DEFINITIONS                                                               9

                                   CLARK, INC.

                           INCENTIVE COMPENSATION PLAN

1    PURPOSE OF PLAN

     1.1 PURPOSE. The purpose of the Plan is to motivate certain Employees, Nonemployee Directors and Consultants to put forth maximum efforts toward the growth, profitability, and success of the Company and its subsidiaries and affiliates by providing incentives to such Employees, Nonemployee Directors and Consultants either through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives that will attract and retain highly qualified individuals as Employees, Nonemployee Directors and Consultants, and to assist in aligning the interests of such Employees, Nonemployee Directors and Consultants with the interests of the stockholders of the Company.

2    TERM OF PLAN

     2.1 TERM. The Plan shall be effective as of the Effective Date and, unless sooner terminated by the Board under Section 10 below, shall terminate when all shares of Common Stock subject to the Plan have been issued according to the provisions herein; provided, however, in no event may an Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

3    STOCKHOLDER APPROVAL

     3.1 INITIAL STOCKHOLDER APPROVAL. The Plan shall be approved by the stockholders of the Company at an annual meeting or any special meeting of the stockholders of the Company on or within 12 months before or after the Effective Date, and such approval by the stockholders of the Company shall be a condition to the right of each Participant to receive Awards hereunder. Any Award granted under the Plan prior to the approval by the stockholders of the Company shall be effective as of the date of grant (unless the Committee specifies otherwise at the time of grant), but no such Award may Vest, be paid out, or otherwise be disposed of prior to such stockholder approval. If the stockholders of the Company fail to approve the Plan in accordance with this Section 3.1, any Award granted under the Plan shall be cancelled.

     3.2 PLAN AMENDMENT. Any amendment to the Plan that is determined to be a "material amendment" or a "material revision" or a "material modification" (or word(s) of similar effect) under the rules of the New York Stock Exchange or the exchange or system on which the Company's Common Stock is then listed shall not be effective unless approved by stockholders not later than the next annual meeting the record date for which coincides with or follows the date of the Board or Committee approval, as the case may be, of the amendment.

     3.3 REPRICINGS SUBJECT TO STOCKHOLDER APPROVAL. Any amendment, revision or other change to an outstanding Award that is determined to be a "repricing" (or word(s) of similar effect) under the rules of the New York Stock Exchange or the exchange or system on which the Company's Common Stock is then listed shall be approved by stockholders before such amendment, revision or other change shall be effective.

4    ADMINISTRATION

     4.1 RESPONSIBILITY. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

     4.2 AWARD AGREEMENT. Each Award granted under the Plan shall be evidenced by an Award Agreement.

     4.3 AUTHORITY OF THE COMMITTEE. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

          (a)  to determine eligibility for participation in the Plan;

          (b) to determine eligibility for and the type and size of an Award granted under the Plan;

          (c) to grant Awards and to determine the terms of each Award Agreement, and any amendments or modification thereof;

          (d) to establish objectives and conditions for earning amounts under an Award and to determine whether and to what extent such objectives and conditions have been met;

          (e) to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

          (f) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

          (g) to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

          (h) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

          (i) to accelerate the Vesting of any Award when such action or actions would be in the best interest of the Company;

          (j) to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; and

          (k) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

     4.4 DELEGATION OF AUTHORITY. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, to the maximum extent permissible under Section 157 and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to the Company's Chief Executive Officer or to other Company officers its authority under this Section 4 and other provisions of the Plan (excluding
          Section 3.2), provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to employees who are covered employees under Code Section 162(m) or officers under Section 16 of the Exchange Act. The Committee, or any person to whom it has delegated duties under this Section 4.4, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary whose employees have benefited from the Plan, as determined by the Committee.

     4.5 DETERMINATIONS AND INTERPRETATIONS BY THE COMMITTEE. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

     4.6 LIABILITY. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

     4.7 INDEMNIFICATION. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct and as otherwise limited by applicable law.

5    ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. All Employees, all Nonemployee Directors and all Consultants shall be eligible to participate in the Plan and to receive Awards.

     5.2 PARTICIPATION. Participants shall consist of such Employees, Nonemployee Directors and Consultants as the Committee in its sole discretion designates to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

6    SHARES SUBJECT TO PLAN

     6.1  AVAILABLE SHARES.

          (a) Subject to adjustment as provided in Section 6.2 below, the aggregate number of shares of Common Stock which shall be available for issuance or payments of Awards under the Plan during its term shall be equal to the number of shares of Common Stock that remain available for issuance under the Predecessor Plan as of the Effective Date (exclusive of shares of Common Stock underlying options (or portions thereof) outstanding thereunder as of such date and increased thereafter by any shares of Common Stock underlying such options (or portions thereof) that are not issued by reason of the expiration, forfeiture, lapse or cancellation of such options, by reason of the tendering or withholding of shares in payment of exercise price or payment of withholding tax obligations relating to an option, or otherwise without the issuance or delivery of all of the shares covered by such options). Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company's treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 6.2 below. To the extent shares of Common Stock underlying Awards are not issued by reason of the expiration, forfeiture, lapse or cancellation of such Awards, by reason of the tendering or withholding of shares in payment of exercise price or payment of withholding tax obligations relating to an Award, or otherwise without the issuance or delivery of all of the shares covered by such Award, then such shares shall again be available for issuance or payments of Awards under the Plan. Awards that are payable only in cash are not subject to this Section 6.1. Awards may be outstanding that relate to more shares than the aggregate remaining available for issuance under the Plan, so long as such Awards will not in fact result in Vesting and delivery of shares in excess of the number then available for issuance.

          (b) Shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries or affiliates shall not reduce the number of shares available for issuance under this Plan.

          (c) Subject to adjustment as provided in Section 6.2 below, the following limitations shall apply to Awards under the Plan:

               (i) Except as provided in clauses (ii) and (iii), all of the shares that may be issued under this Plan may be issued pursuant to any type of Award granted under this Plan.

               (ii) All of the shares that may be issued under this Plan may be issued pursuant to Stock Options which are Incentive Stock Options.

     6.2 ADJUSTMENT TO SHARES. If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, large, special and non-recurring cash dividend, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, including the limitations set forth in Sections 6.1 and 7.1, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options or base price applicable to outstanding SARs, and the Fair Market Value of a Share of the Common Stock and other value determinations applicable to outstanding Awards. Such adjustment shall be made successively each time any such change shall occur. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods; provided, however, that with respect to Performance-Based Awards, such modifications and/or changes do not disqualify compensation attributable to such Awards as "performance-based compensation" under Code Section 162(m), with respect to Participants whose compensation is subject to the deduction limitations of Code Section 162(m). In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding anything contained in the Plan, any adjustment (i) with respect to an ISO due to a change or distribution described in this Section 6.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an incentive stock option for purposes of Code Section 422, and (ii) with respect to a Non-409A Award shall cause such Award to become subject to Code Section 409A.

7    MAXIMUM INDIVIDUAL AWARDS

     7.1 MAXIMUM AGGREGATE NUMBER OF SHARES UNDERLYING STOCK-BASED AWARDS GRANTED UNDER THE PLAN TO ANY SINGLE PARTICIPANT. The maximum aggregate number of shares of Common Stock underlying all Awards measured in shares of Common Stock (whether payable in Common Stock, cash or a combination of both) that may be granted to any single Participant during any one calendar year shall be 200,000 shares, subject to adjustment as provided in Section 6.2 above. For purposes of the preceding sentence, such Awards that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant during the life of the Plan.

     7.2 MAXIMUM DOLLAR AMOUNT UNDERLYING CASH-BASED AWARDS GRANTED UNDER THE PLAN TO ANY SINGLE PARTICIPANT. The maximum dollar amount that may be earned by any single Participant with respect to all Awards measured in cash (whether payable in Common Stock, cash or a combination of both) during any one calendar year shall be $2,000,000. Any amount earned with respect to which performance is measured over a period greater than one year shall be deemed to have been earned proportionately over the full and partial calendar years in such period.

8    AWARDS

     8.1 TYPE OF AWARDS. The Committee may, in its sole discretion, grant the following Awards to Employees, Nonemployee Directors and Consultants:

          (a)  Stock Options;

          (b)  Stock Appreciation Rights (SARs);

          (c)  Stock Awards;

          (d)  Stock Units;

          (e)  DERs;

          (f)  Cash Award; or

          (g)  any other type of Award that is not inconsistent with the Plan;

          provided, that a 409A Award may not be granted in tandem with a Non-409A Award.

     8.2 AWARD TERMS AND CONDITIONS. The Committee, in its sole discretion, shall determine all of the terms and conditions of each Award, including but not limited to the following:

          (a) exercise price or base price, provided that the exercise price or base price with respect to Stock Options and SARs shall not be less than 100% of the Fair Market Value of a Share of the Common Stock on the date of grant;

          (b) method of exercise; provided that the Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) via personal check, bank draft, money order, certified check, or cashier's check payable to the order of the Company or by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of Previously Acquired Shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant, or delivery by the Participant of a written attestation of the same; (iii) through the delivery of shares of Common Stock otherwise deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company; or (iv) a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds from a sale of shares of Common Stock equal to the exercise price and any applicable withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms; provided, such payment pursuant to clause (iv) shall be subject to compliance with Federal Reserve Board Regulation T, federal and state securities laws and trading policies established by the Company and applicable to the Participant;

          (c)  Vesting;

          (d)  term and/or expiration of the Award;

          (e) form and timing of payment under Awards, including provisions that may permit payment with respect to an Award (provided that in the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83) 409A Award Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in
               accordance with Code Section 409A(a)(2)(B)(ii));

          (f)  effects of termination of Participant's employment or service;

          (g) change-in-control Vesting and other effects of a change in control;

          (h)  qualification of a Stock Option as an ISO;

          (i) restrictive covenants and terms conditioning forfeiture of Awards and/or recapture of amounts paid or gains realized from Awards upon engaging in actions harmful to the Company;

          (j)  transferability;

          (k)  deferral arrangements; or

          (l) any other term or condition that is not inconsistent with the Plan.

     8.3 PERFORMANCE MEASURES. The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to the grant or Vesting of an Award:
          The performance for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the performance period or period of restriction in which the Committee established to satisfy or achieve the prescribed performance and may be absolute in their terms, relative to like performance in a prior period, or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria and objectives relate to one or more of the following: total stockholder return; earnings; earnings before interest, taxes, depreciation and amortization; earnings per share; net income; revenues; expenses; market share; return on assets; return on equity; Fair Market Value of a Share of Common Stock; improvement of financial ratings; achievement of balance sheet or income statement objectives; or other financial, accounting or quantitative objectives established by the Committee (provided such other objectives may not be used with respect to Awards intended to qualify as "performance-based" compensation under Code Section 162(m)). Performance criteria and objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. Such performance measures may be particular to a line of business, subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result. In interpreting Plan provisions applicable to performance measures and to performance-based Awards to Participants who are expected to be covered employees within the meaning of Code Section 162(m), it is the intent of the Plan to conform with the standards of Code Section 162(m) and the Treasury Regulations thereunder. The Committee in establishing performance measures applicable to such performance-based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the performance-based Award shall be paid, Vested or otherwise delivered solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Section 8.3 established by the Committee not later than 90 days after the performance period or period of restriction applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment of any compensation based on achievement of performance measures to any such covered employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, Vested or delivered as a result thereof, provided the Committee may reduce, but not increase, such amount. For any Participant who is not anticipated to be a covered employee, the Committee shall not be required to comply with the foregoing to the extent that the requirements of this Section 8.3 are driven solely by the requirements of Section 162(m).

9    CHANGE IN CONTROL

     9.1 STOCK-BASED AWARDS. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control, all Stock-based Awards granted under this Plan shall immediately Vest 100% in each Participant, including Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, restricted stock and restricted stock units.

     9.2 PERFORMANCE-BASED AWARDS. Notwithstanding any other provisions of the Plan, and except as otherwise provided in the Award Agreement, in the event of a Change in Control all Awards granted under this Plan which are subject to performance goals shall be immediately paid out, including performance units and performance shares. The amount of the payout shall be based on the higher of: (i) the extent, as determined by the Committee, to which performance goals, established for the performance period then in progress have been met up through and including the effective date of the Change in Control, or (ii) 100% of the value on the date of grant of the performance units or number of performance shares.

10   AMENDMENT AND TERMINATION

     10.1 TERMINATION OF PLAN. The Board may suspend or terminate the Plan at any time with or without prior notice.

     10.2 AMENDMENT OF PLAN. Subject to stockholder approval, if any, required by Section 3.2, the Committee or the Board may amend the Plan at any time with or without prior notice; provided, that the Board must also approve any amendment approved by the Committee which increases the cost of the Plan to the Company, exceeds the Committee's authority under its charter or is subject to stockholder approval.

     10.3 AMENDMENT OR CANCELLATION OF AWARD AGREEMENTS. The Committee may amend or modify any Award Agreement at any time in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so amended or modified. In addition, and subject to stockholder approval in accordance with Sections 3.2 and 3.3 above, Awards may be granted to an Employee, Nonemployee Director or Consultant in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Nonemployee Director or Consultant under the Plan, or any award previously granted to such Employee, Nonemployee Director or Consultant under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

     10.4 EFFECT ON OUTSTANDING AWARDS. No termination or amendment of the Plan pursuant to Section 10.1 or 10.2 above, or amendment or modification of an Award Agreement pursuant to Section 10.3 above, shall alter or impair an outstanding Award in a way that is materially adverse to the Participant without the consent of the Participant.

11   MISCELLANEOUS

     11.1 OTHER PROVISIONS. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, provisions requiring compliance with confidentiality, non-competition or other restrictive covenants, assistance in financing the acquisition of shares pursuant to an Award (provided that the Company cannot make loans to Participants for such purpose), for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired hereunder, for deferral of receipt of shares of Common Stock or of cash payments under any applicable Company plan, or to comply with federal and state securities laws, or understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan.

     11.2 TRANSFERABILITY. Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the transferability of a Stock Option or other Award (other than an ISO or SAR in tandem therewith) by a Participant, including for estate planning purposes or any other purpose deemed by the Committee to be consistent with the purposes of the Plan, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish and include in the Award Agreement.

     11.3 STOCK OWNERSHIP REQUIREMENT. The Committee may in its sole discretion require that Participants own or hold a certain number of shares of Common Stock or percentage of outstanding shares of Common Stock throughout their employment or service and may condition receipt of Awards or the receipt or transferability of shares of Common Stock under this Plan on compliance with such provisions.

     11.4 LISTING OF SHARES AND RELATED MATTERS. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     11.5 NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     11.6 NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE OR TO GRANTS. The Participant's rights, if any, to continue to serve the Company as a director, officer, employee, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable subsidiary or affiliate reserves the right to terminate the employment of any Employee or the services of any Independent Contractor at any time. The adoption of the Plan shall not be deemed to give any Employee, Nonemployee Director, Consultant or any other individual any right to be selected as a Participant or to be granted an Award.

     11.7 GOVERNING LAW. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

     11.8 OTHER BENEFITS. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any subsidiary or affiliate now or subsequently in effect, unless such retirement or other plan expressly provides otherwise.

     11.9 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

    11.10 CERTAIN LIMITATIONS ON AWARDS TO ENSURE COMPLIANCE WITH CODE SECTION 409A. It is intended that this Plan and the Committee's and any Participant's exercise of authority or discretion hereunder shall comply with the provisions of Code Section 409A and Treasury Regulations applicable to any 409A Award hereunder so as not to subject the Participant to the payment of interest and tax penalty which may be imposed under Code Section 409A with respect to such 409A Award, or to cause Code Section 409A to apply to any Award intended to be a Non-409A Award. In furtherance of this interest, (a) references to an Award term or event (including any authority or right of the Company, Committee or a Participant) being "permitted" under Code
          Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A; (b) the terms of any 409A Award and any Non-409A Award, including any authority of the Committee and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A; (c) the Committee (i) shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, (ii) may require any distribution subject to Code
          Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Code Section 409A(a)(2)(B)(i) to not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i), and (iii) may authorize payment of cash to settle a Non-409A Award only to the extent permitted under Code Section 409A for such Award.

    11.11 WITHHOLDING. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of shares of Common Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive shares of Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Company. Other provisions of the Plan notwithstanding, only the minimum amount of shares of Common Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of shares of Common Stock will not result in additional accounting expense to the Company.

12   DEFINITIONS

     The following terms shall have the following meanings unless the context indicates otherwise:

     12.1 "AWARD" shall mean an incentive compensation award granted by the Committee under the Plan in accordance with Section 8 hereof.

     12.2 "AWARD AGREEMENT" shall mean the agreement or other writing (which may be framed as a plan or program) that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

     12.3 "BOARD" shall mean the Board of Directors of the Company.

     12.4 "CASH AWARD" shall mean the grant by the Committee to a Participant of an Award of cash in accordance with Section 8 hereof.

     12.5 "CHANGE IN CONTROL" shall be deemed to have occurred if (i) the Company becomes a subsidiary of another corporation or entity or is merged or consolidated into another corporation or entity or substantially all of the assets of the Company are sold to another corporation or entity; (ii) any person, corporation, partnership or other entity, either alone or in conjunction with its "affiliates," as that term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended, or other group of persons, corporations, partnerships or other entities who are not "affiliates" but who are acting in concert, other than Tom Wamberg or his family members or any person, organization or entity that is controlled by Tom Wamberg or his family members, becomes the owner of record or beneficially of securities of the Company that represent thirty-three and one-third percent (33 1/3%) or more of the combined voting power of the Company's then outstanding securities entitled to elect the Board; or (iii) the Board or the Committee thereof makes a determination in its reasonable judgment that a "Change in Control" of the Company has taken place. In all events, the determination that a "Change in Control" has occurred shall be made by the Committee.

     12.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     12.7 "COMMITTEE" shall mean (i) the Board or (ii) a committee, or a subcommittee of a committee, of the Board appointed by the Board from among its members. The Committee may be the Board's Compensation Committee or a sub-committee thereof. No action or determination of the Committee shall be void or deemed to be without authority due to the fact that, at the time such action or determination was taken, a member failed to meet a qualification requirement under this Plan or the Committee Charter.

     12.8 "COMMON STOCK" shall mean the common stock, $0.01 par value per share, of the Company.

     12.9 "COMPANY" shall mean Clark, Inc., a Delaware corporation.

    12.10 "CONSULTANT" shall mean a person (other than a person who is an Employee or a Nonemployee Director) or an entity that renders substantial services to the Company or a subsidiary or affiliate.

    12.11 "DER" shall mean a dividend equivalent right where the Participant may receive an amount, payable in cash or Common Stock or a combination of both, equal to the dividend actually paid with respect to one (1) share of Common Stock.

    12.12 "EFFECTIVE DATE" shall mean the date on which the Plan is approved by the stockholders of the Company.

    12.13 "EMPLOYEE" shall mean an employee of the Company or any subsidiary or affiliate.

    12.14 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

    12.15 "FAIR MARKET VALUE OF A SHARE OF THE COMMON STOCK" shall mean, unless otherwise determined by the Committee in good faith and set forth in the applicable Award Agreement, (i) at any time the Common Stock is listed or quoted on a national securities exchange or the NASDAQ National Market System, the closing price of such stock on a consolidated basis for securities traded on such exchange or system on such date (or, in each case, if such date is not a trading day, on the last trading day immediately preceding such date), or (ii) at any time the Common Stock is not so listed or quoted, the value of the Common Stock as determined in good faith by the Committee, based on any reasonable valuation method. In addition to the above rules, Fair Market Value of a Share of the Common Stock shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse. Fair Market Value of a Share of the Common Stock relating to the exercise price or base price of any Non-409A Stock Option or SAR shall conform to requirements under Code
          Section 409A.

    12.16 "409A AWARDS" means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. "NON-409A AWARDS" means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Stock Options, SARs and Stock Awards on terms that will qualify those Awards as 409A Awards, Stock Options, SARs exercisable for shares of Common Stock, and Stock Awards will be

          Non-409A Awards (with conforming terms, as provided in Section 11.10) unless otherwise expressly specified by the Committee.

    12.17 "ISO" shall mean an "incentive stock option" as such term is used in Code Section 422.

    12.18 "NONEMPLOYEE DIRECTOR" shall mean a member of the Board or of the board of directors of a subsidiary or affiliate who is not an Employee.

    12.19 "NONQUALIFIED STOCK OPTION" shall mean a Stock Option that does not qualify as an ISO.

    12.20 "PARTICIPANT" shall mean any Employee, Nonemployee Director or Consultant to whom an Award has been granted by the Committee under the Plan.

    12.21 "PLAN" shall mean the Clark, Inc. Incentive Compensation Plan.

    12.22 "PREDECESSOR PLAN" shall mean the Company's 2003 Stock Option Plan.

    12.23 "PREVIOUSLY-ACQUIRED SHARES" means shares of Common Stock acquired by the Participant or any beneficiary of Participant other than pursuant to an Award under the Plan, the Predecessor Plan or any similar plan maintained by the Company, or if so acquired under the Plan, the Predecessor Plan or such other plan, such shares of Common Stock have been held for a period of not less than six months or such shorter period, if any, as the Committee may permit (or such longer period as may be required to avoid additional accounting expense to the Company).

    12.24 "STOCK APPRECIATION RIGHT" or "SAR" shall mean the grant by the Committee to a Participant of a stock appreciation right in accordance with Section 8 hereof, payable in cash or Common Stock or a combination of both, where the measure of compensation is based on the difference (if any) between the Fair Market Value of a Share of the Common Stock on the date of exercise and the base price of such SAR.

    12.25 "STOCK AWARD" shall mean the grant by the Committee to a Participant of an Award of Common Stock in accordance with Section 8 hereof.

    12.26 "STOCK OPTION" shall mean the grant by the Committee to a Participant of an option to purchase Common Stock in accordance with Section 8 hereof.

    12.27 "STOCK UNIT" shall mean the grant by the Committee to a Participant of a right to receive a share of Common Stock in accordance with
          Section 8 hereof.

    12.28 "TREASURY REGULATION" shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

    12.29 "UNVESTED" shall mean an Award (or portion of an Award) that has not yet Vested.

    12.30 "VEST" shall mean:

          (a) with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR, and when the Participant has an unrestricted right, title and interest to receive the compensation (if any) attributable to such Stock Option or SAR (or a portion of such Stock Option or SAR) or to otherwise enjoy the benefits underlying such Stock Option or SAR; or

          (b) with respect to Awards other than Stock Options and SARs, when the Participant has:

               (i) an unrestricted right, title and interest to receive the compensation (whether payable in cash or Common Stock or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

               (ii) a right to transfer an Award subject to no Company-imposed restrictions or limitations.

    12.31 "VESTING DATE" shall mean the date or dates on which an Award Vests.

-----------------------------------------------   ---------------------------------------------------------------------------------
       CLARK, INC.                                                                  YOUR VOTE IS IMPORTANT
                                                                                  VOTE BY INTERNET/TELEPHONE
                                                                                 24 HOURS A DAY, 7 DAYS A WEEK
-----------------------------------------------   ----------------------------------------------------------------------------------
               INTERNET                                          TELEPHONE                                  MAIL
               --------                                          ---------                                  ----

    https://www.proxyvotenow.com/clk                      1-866-209-1709

o Go to the website address listed above.          o Use any touch-tone telephone.           o Mark, sign and date your proxy card.
o HAVE YOUR PROXY CARD READY.                      o HAVE YOUR PROXY CARD READY.             o Detach your proxy card.
o Follow the simple instructions that      OR      o Follow the simple recorded        OR    o Return your proxy card in the
  appear on your computer screen.                    instructions.                             postage-paid envelope provided.


                                                                               You previously elected to view Clark, Inc. proxy
                                                                               statements and annual reports over the Internet
                                                                               instead of receiving copies in the mail. You can now
                                                                               access the proxy statement for the 2005 Annual
                                                                               Meeting and the 2004 Annual Report over the Internet
                                                                               through the following address:
                                                                               http://www.clarkconsulting.com/investorrelations/
                                                                               annualreports/index.shtml. You can vote over the
                                                                               Internet, by telephone, or by traditional proxy card.
                                                                               See the proxy statement and the enclosed proxy card
                                                                               for further information about voting procedures.

                                                                               If you would like a paper copy of the proxy statement
                                                                               and annual report, we will provide a copy to you upon
                                                                               request. To obtain a copy of these documents, please
                                                                               call 847-304-5800.

                                                                               ----------------------------------------------------
                                                                              [                                                    ]
                                                                              [                                                    ]
                                                                               ----------------------------------------------------

                                 - DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET -

------------------------------------------------------------------------------------------------------------------------------------


   (Please sign, date and return                                [X]
    this proxy in the enclosed
    postage prepaid envelope.)                      Votes must be indicated
                                                    (x) in Black or Blue ink.

                                                                                                         FOR     AGAINST    ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

1.  Election of three Class I directors to         2.  To consider a proposal to approve the             [ ]       [ ]         [ ]
    serve until the 2008 annual meeting of             Clark, Inc. Incentive Compensation Plan
    Clark's Stockholders, and until
    the respective successor of each is
    duly elected and qualified.

FOR   [ ]     WITHHOLD  [ ]     *EXCEPTIONS [ ]
ALL           AUTHORITY
              to vote
              for all
              nominees
              listed
              below

Nominees: 01 - George D. Dalton,                                                 To change your address, please mark this box.  [ ]
          02 - Kenneth A. Guenther,
          03 - Richard C. Lappin

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX
AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions _______________________________________________

-----
[                                                    ]                                SCAN LINE
[                                                    ]
                                                 ----

NOTE:  Please sign exactly as name appears hereon.
Joint owners should each sign.  When signing as
attorney, executor, administrator, trustee or
guardian, please give full title as such.               --------------------------------------   -----------------------------------
                                                          Date     Share Owner sign here           Co-Owner sign here


                                  CLARK, INC.
          THE CLARK CONSULTING BUILDING, 102 SOUTH WYNSTONE PARK DRIVE
                        NORTH BARRINGTON, ILLINOIS 60010
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                    FOR THE ANNUAL MEETING ON APRIL 26, 2004

     The undersigned hereby constitutes and appoints Jim Radosevich - Corporate Secretary and Jeffrey W. Lemajeur - Chief Financial Officer or any of them acting in the absence of the other, his or her true and lawful agents and proxies, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote for the undersigned as designated on the reverse side, at the Annual Meeting of Stockholders to be held at The Ritz-Carlton, 160 East Pearson Street, Chicago IL, on April 26, 2005, at 10:00 a.m. local time, and at any adjournments thereof, on all matters coming before said meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, both dated March 21st, 2005 and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment thereof.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXYHOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ACTION TAKEN PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL SHARES THAT YOU OWN.


     This proxy when properly executed will be voted          CLARK, INC.                      I/we plan to attend the           [ ]
in the manner directed herein.  If no direction               P.O. BOX 11351                   Annual Meeting.
is made, this proxy will be voted FOR item 1 and FOR          NEW YORK, N.Y. 10203-0351
item 2.  This proxy will be voted, in the discretion
of proxy holders, upon such other business as may                                              If you agree to access our        [ ]
properly come before the Annual Meeting or any                                                 Annual Report and Proxy
adjournment thereof.                                                                           Statement electronically
                                                                                               in the future, please mark
                                                                                               this box.

(Continued and to be dated and signed on the reverse side.)
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